Exhibit 24.1

INGREDION INCORPORATED.

POWER OF ATTORNEY

Form 10-K for the Fiscal Year Ended December 31, 2012

KNOW ALL MEN BY THESE PRESENTS, that I, as a director of Ingredion Incorporated, a Delaware corporation (the “Company”), do hereby constitute and appoint Christine M. Castellano as my true and lawful attorney-in-fact and agent, for me and in my name, place and stead, to sign the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2012, and any and all amendments thereto, and to file the same and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have executed this instrument this 27th day of February, 2013.

/s/ Richard J. Almeida
Richard J. Almeida

/s/ Luis Aranguren-Trellez
Luis Aranguren-Trellez

/s/ Ilene S. Gordon
Ilene S. Gordon

/s/ Paul Hanrahan
Paul Hanrahan

/s/ Karen L. Hendricks
Karen L. Hendricks

/s/ Wayne M. Hewett
Wayne M. Hewett

/s/ Gregory B. Kenny
Gregory B. Kenny

/s/ Barbara A. Klein
Barbara A. Klein

/s/ James M. Ringler
James M. Ringler

/s/ Dwayne A. Wilson
Dwayne A. Wilson